EXHIBITS TO BE FILED BY EDGAR


 Exhibits:


           B-2(a)    -    Forms   of  Amended   and  Restated
                          Nuclear Material Lease Agreements.

           B-3(c)    -    Form of Amended and  Restated Trust
                          Agreement.

           D-2(b)    -    Copy  of Securities  Certificate of
                          Met-Ed to the PaPUC.

           D-3(b)    -    Copy  of Securities  Certificate of
                          Penelec to the PaPUC.

           F-1(a)    -    Opinion   of  Berlack,   Israels  &
                          Liberman LLP.

           F-2(a)    -    Opinion of Richard S. Cohen, Esq.

           F-3(a)    -    Opinion of Ryan,  Russell, Ogden  &
                          Seltzer.

           F-4(a)    -    Opinion of Ballard Spahr  Andrews &
                          Ingersoll.
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